Exhibit 99.1

The European Medicines Agency is in Overall Agreement with OncoGenex
Pharmaceuticals’ Development Plan for OGX-011 in Patients with Metastatic
Castrate-Resistant Prostate Cancer

BOTHELL, WA and VANCOUVER, BC – February 25, 2010 — OncoGenex Pharmaceuticals (NASDAQ: OGXI) announced today that it has received written, scientific advice from the European Medicines Agency (EMA) on the company’s development plan for OGX-011 (also known as custirsen) for the treatment of men with metastatic castrate-resistant prostate cancer (mCRPC). The input received from the Committee for Medicinal Products for Human Use (CHMP) at the EMA was in overall agreement with OncoGenex’s development plan regarding the proposed preclinical studies and both the study designs and analyses for the Phase III trials. The CHMP also agreed that the intended safety database would enable a sufficiently qualified risk-benefit assessment for market approval.

OncoGenex sought to obtain the EMA’s opinion on the specific design for the clinical and preclinical studies required for European approval as well as the statistical analyses of Phase III trials. The company’s proposed development plan involved initial approval in Europe based upon a single Phase III trial evaluating the potential survival benefit of custirsen when used in combination with first-line chemotherapy (Phase III Study OGX-011-11) and a label expansion based upon a supportive trial evaluating the potential of custirsen to provide the clinical benefit of durable pain palliation when used in combination with second-line chemotherapy (Phase III Study OGX-011-10).

OncoGenex Pharmaceuticals had previously announced completion of the following two Special Protocol Assessment (SPA) agreements with the Food and Drug Administration (FDA) for the two Phase III trials: the SPA for Study OGX-011-10 that was announced on April 28, 2009 and the SPA for Study OGX-011-11 that was announced on June 24, 2009.

“The agreement from both FDA and EMA on our Phase III clinical trial designs and analyses plans confirms our clinical development strategy and gives us a clear path to proceed,” said Cindy Jacobs, MD, Ph.D., Executive Vice President and Chief Medical Officer at OncoGenex Pharmaceuticals. “We intend to open both Phase III clinical trials in Europe as well as in the United States and Canada, representing an expansion of our clinical development effort.”

Teva Pharmaceutical Industries Ltd. and OncoGenex Pharmaceuticals, Inc. entered into a global license and collaboration agreement to develop and commercialize OGX-011. Teva and OncoGenex are collaborating on a global Phase III clinical program, with two Phase III clinical trials expected to be initiated in 2010: a Phase III study for second-line chemotherapy in men with metastatic castrate resistant prostate cancer (CRPC) and a Phase III study in first-line chemotherapy for metastatic CRPC. An additional Phase III study in first-line treatment of advanced, unresectable non-small cell lung cancer (NSCLC) is intended to be initiated by early 2011.

About Prostate Cancer

The National Cancer Institute estimates that in 2009, approximately 192,280 new cases of prostate cancer will be diagnosed in the U.S. As the most frequently diagnosed cancer among men, one in six men will be diagnosed with prostate cancer during their lifetime. It is estimated that in 2009 in the U.S., 27,360 deaths will result due to the disease.  The International Agency for Research on Cancer recently published estimates of cancer incidence and mortality in Europe in 2008. They reported 382,300 new cases of prostate cancer and 89,300 deaths related to prostate cancer.

About OGX-011

OGX-011 is designed to inhibit the production of clusterin, a protein that is associated with cancer treatment resistance, and has completed Phase II clinical trials in prostate, lung and breast cancer. OGX-011 has received Fast Track designation from the FDA for the treatment of progressive metastatic prostate cancer in combination with docetaxel.

Clusterin is a protein that is over-produced in several types of cancer and in response to many cancer treatments, including hormone ablation therapy, chemotherapy and radiation therapy. Preclinical and other data suggest that clusterin promotes cell survival. Increased clusterin production has been linked to faster rates of cancer progression, treatment resistance and shorter survival duration. Since increased clusterin production is observed in many human cancers, including prostate, non-small cell lung, breast, ovarian, bladder, renal, pancreatic, anaplastic large cell lymphoma and colon cancers and melanoma, OGX-011 may have broad market potential to treat many cancer indications and disease stages.

About OncoGenex Pharmaceuticals

OncoGenex is a biopharmaceutical company committed to the development and commercialization of new cancer therapies that address treatment resistance in cancer patients. OncoGenex has a deep oncology pipeline, with each product candidate having a distinct mechanism of action and representing a unique opportunity for cancer drug development. OGX-011, the lead candidate that has completed five Phase II clinical trials in prostate, lung and breast cancers, is designed to inhibit the production of a specific protein associated with treatment resistance; OGX-427 is in Phase I clinical development; SN2310 has completed a Phase I clinical trial; and CSP-9222 and OGX-225 are currently in pre-clinical development.

OGX-011, OGX-427 and OGX-225 utilize second-generation antisense technology, licensed from Isis Pharmaceuticals (NASDAQ: ISIS), to target and inhibit production of specific proteins which OncoGenex believes are important in tumor progression and treatment resistance. OncoGenex and Isis partnered in the successful discovery of OGX-011, OGX-427 and OGX-225 and with respect to OGX-011, in its initial development. In 2008, OncoGenex and Isis amended their OGX-011 agreement to provide OncoGenex with sole rights to OGX-011 and sole responsibility for development and related costs and partnering decisions, subject to financial obligations to Isis. OncoGenex is also solely responsible for development and related costs and partnering decisions regarding OGX-427 and OGX-225. Key intellectual property related to OGX-011, OGX-427 and OGX-225 were discovered by the University of British Columbia and the Vancouver Prostate Centre, and were exclusively licensed to OncoGenex.

More information about OncoGenex is available at www.oncogenex.com.

OncoGenex’s Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning potential milestones, royalties and other payments that may be received by OncoGenex in the future, anticipated clinical and other product development activities and timing and costs of these activities, expectations regarding clinical trials, market potential for OGX-011 and success of activities to attain market approval and sales. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, the risk factors set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for fiscal year 2008. The Company undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Teva Contacts:
Elana Holzman, Teva Pharmaceutical Industries Ltd., 972 (3) 926-7554;
Kevin Mannix, Teva North America, (215) 591-8912

OncoGenex Contacts:
Scott Cormack, President & CEO, (604) 736-3678;
Jason Spark, Porter Novelli, Media and Investor Relations for OncoGenex, (619) 849-6005